CERTIFICATE OF INCORPORATION
                                       OF
                           FOAMEX CARPET CUSHION, INC.

        THE UNDERSIGNED, acting as incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, do hereby adopt the following Certificate of Incorporation for such corporation:

                                   ARTICLE 1.
                                      NAME

        The name of the corporation is Foamex Carpet Cushion, Inc. (hereinafter the "Corporation").

                                   ARTICLE 2.
                           REGISTERED OFFICE AND AGENT

        The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name of the registered agent of the Corporation at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE 3.
                                     PURPOSE

        The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL").

                                   ARTICLE 4.
                                     CAPITAL

        The aggregate number of shares of stock which the Corporation shall have authority to issue is 1,000 shares, par value $.01 per share, designated Common Stock. Unless specifically provided otherwise herein, the holder of such shares shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate.

                                   ARTICLE 5.
                                    DURATION

        The Corporation shall have perpetual existence.


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                                   ARTICLE 6.
                                  INCORPORATOR

        The name of the incorporator of the Corporation is Tambra S. King, and the mailing address of such incorporator is c/o Trace International Holdings, Inc., 375 Park Avenue, 11th Floor, New York, New York 10152.

                                   ARTICLE 7.
                  ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

        Pursuant to Section 102(b)(7) of the DGCL, a director of the Corporation shall not be personally liable to the Corporation of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

                                   ARTICLE 8.
                        AMENDMENT OF CORPORATE DOCUMENTS

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE 9.
                                  MISCELLANEOUS

        Election of directors need not be by written ballot. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as otherwise provided by law. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation.

                                   ARTICLE 10.
                                  SEVERABILITY

        If any provision contained in this Certificate of Incorporation shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not invalidate the entire Certificate of Incorporation or any other provisions hereof. If such provision shall be deemed to be modified to the extent necessary to render it valid and enforceable, then the Certificate of Incorporation shall be construed as if not containing such provision.

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        I, THE UNDERSIGNED, for the purpose of forming the Corporation under the laws of the State of Delaware, do make, file, and record this Certificate of Incorporation and do certify that this is my act and deed and that the facts stated herein are true and accordingly, I do hereunto set my hand on this 10th day of February, 1998.


                                     By: /s/
                                         ----------------------------
                                         Tambra S. King, Incorporator

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